UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2009

Medis Technologies Ltd.
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-30391 (Commission File No.)	13-3669062 (IRS Employer Identification No.)

805 Third Avenue
New York, New York 10022
(Address of principal executive offices)

Registrant’s telephone number:  (212) 935-8484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On September 16, 2009, we entered into a Subscription Agreement (the “Subscription Agreement”) with a non-affiliate strategic investor (the “Investor”), pursuant to which we issued and sold to the Investor a Secured Convertible Promissory Note in the principal amount of $657,200 (the “Note”) and five-year warrants (each, a “Warrant”) to purchase 4,929,000 shares (the “Warrant Shares”) of our common stock.  The Note and Warrants were issued to the Investor for an aggregate purchase price of $620,000, which, after payment of certain fees and expenses of the offering, resulted in net proceeds to us of $500,000.  Under the terms of the Subscription Agreement, except with respect to certain excepted issuances, until one year following the closing date thereunder or for so long as any amount remains outstanding under the Note, the Investor will have a right of first refusal with respect to any proposed sale by us of our common stock or other securities or equity linked debt obligations.

The Note does not bear interest and is scheduled to mature on January 16, 2010.  In addition, the Note is convertible, at any time at the option of the holder, into shares of our common stock (the “Conversion Shares”) at an initial conversion price of $.20 per share (the “Conversion Price”), subject, in all cases, to certain equity ownership limits affecting the holder of the Note.  Assuming conversion of the Note at the Conversion Price in effect on the closing date, the holder of the Note would be entitled to receive 3,286,000 Conversion Shares.  The Conversion Price is subject to customary adjustment upon the occurrence of certain events affecting us, including a merger, consolidation, sale of assets, tender offer, change of control, stock split or reclassification.  Moreover, the Conversion Price is subject to downward adjustment on a “full ratchet” basis in the event we issue additional shares  of our common stock or securities convertible into or exercisable for shares of our common stock (except with respect to certain excepted issuances) for a consideration per share that is less than the Conversion Price that is in effect at the time of such issuance.

So long as no event of default has occurred under the Note and if certain conditions to the exercise of such right have been satisfied, including the maintenance of minimum closing prices and trading volumes on the trading market on which our common stock is then listed or quoted and the effectiveness of a resale registration statement covering all of the Conversion Shares, we have the option to prepay up to fifty percent of the initial principal amount of the Note, to the extent it has not been converted, which prepayment right may be exercised during each of the thirty day periods commencing sixty-one days and ninety-one days after the date of issuance of the Note.  Exercise of this right, in each case, will entitle us to prepay twenty-five percent of the initial principal amount of the Note that has not been converted or the entire outstanding balance of the Note, if less than such twenty-five percent is then outstanding.  Payment of the redemption price with respect to an exercise of our redemption right under the Note may be made, at our option, in cash or in shares of our common stock (with the number of shares of common stock being determined by applying the then applicable Conversion Price).

The Note contains customary events of default, the occurrence of any of which will, at the option of the holder of the Note, cause all amounts then due under the Note to be immediately due and payable upon demand.  In addition, upon the occurrence of certain fundamental transactions affecting us, the holder of the Note will have the right to accelerate the maturity date of the Note and receive as payment for the then outstanding principal amount of the Note an amount equal to the Black-Scholes value of the Note.  Upon the occurrence, and during the continuance, of an event of default, interest will accrue on all amounts then unpaid under the Note at a rate of 18% until all such amounts are paid in full.  In addition to the customary events of default, an event of default will occur under the Note in the event we default on our obligations under any of the other agreements entered into with the Investor in connection with this transaction, including a breach of our Subscription Agreement covenant to have our common stock quoted on the OTC Bulletin Board within 30 days after the transaction closing date.

As security for the timely performance of our obligations under the Note, the Warrants and the other agreements entered into with the Investor in connection with this transaction, our indirect wholly owned subsidiaries, Medis El Ltd. (“Medis El”) and More Energy Ltd. (“More”), have each entered into a Subsidiary Guaranty in favor of the Investor.  In addition, we and each of Medis El and More have entered into a Security Agreement with the Investor, pursuant to which we and each of Medis El and More have granted to the Investor a security interest in all of our respective assets (except for certain excluded assets) as additional security for the timely performance of our obligations under the Note, the Warrants and the other agreements entered into with the Investor in connection with this transaction.

The Warrants issued to the Investor have a term of five years and an initial exercise price of $.27 per share (the “Exercise Price”), which is equal to the closing price of our common stock on the trading day prior to the issuance date of the Warrants.  The Exercise Price is subject to customary adjustment upon the occurrence of certain events affecting us, including a merger, consolidation, sale of assets, tender offer, change of control, stock split or reclassification.  In addition, the Exercise Price is subject to downward adjustment on a “full ratchet” basis in the event we issue additional shares of our common stock or securities convertible into or exercisable for shares of our common stock (except with respect to certain excepted issuances) for a consideration per share that is less than the Exercise Price that is in effect at the time of such issuance.  Upon the exercise of the Warrants, we are obligated to issue to the holder of the Warrants additional warrants to purchase additional shares of our common stock on a share-for-share basis at an exercise price of $.54 per share.  Subject to limitations on the total equity ownership of the holder of the Warrants and satisfaction of certain conditions, including the maintenance of minimum closing prices and trading volumes on the trading market on which our common stock is then listed or quoted, we have the right to call the Warrants at any time during the period beginning on the date that is 31 days after the date all of the Warrant Shares are registered for resale pursuant to an effective registration statement and ending on the date that is 30 days prior to the scheduled expiration date of the Warrants.

In addition to the Note and Warrants issued to the Investor, on September 16, 2009, we issued 262,880 shares of our common stock (the “Chardan Shares”) and a five-year warrant to purchase an additional 295,740 shares (the “Chardan Warrant Shares”) of our common stock at an exercise price of $.27 per share (the “Chardan Warrants”) to Chardan Capital Markets LLC, as consideration for its services as placement agent for this transaction.  Except with respect to the absence of the right to receive additional warrants upon the exercise thereof, the terms of the Chardan Warrants are the same as those of the Warrants.

On September 16, 2009, immediately following the closing of the transactions contemplated by the Subscription Agreement, there were 48,549,555 shares of our common stock issued and outstanding.

The Note, Warrants, Chardan Shares, Chardan Warrants, Conversion Shares, Warrant Shares and Chardan Warrant Shares will not be or have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act.  The Note, Warrants, Chardan Shares, Chardan Warrants, Conversion Shares, Warrant Shares and Chardan Warrant Shares have been, or upon conversion or exercise, as applicable, will be, issued and sold by us without registration under the Securities Act pursuant to Section 4(2) thereof.

A copy of the press release that we issued on September 21, 2009 concerning the transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 in this Form 8-K is incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 in this Form 8-K is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired - None

(b)           Pro Forma Financial Information - None

(c)           Shell Company Transactions - None

(d)           Exhibits:

Exhibit No.	Description

10.1	Subscription Agreement, dated as of September 16, 2009
10.2	Subsidiary Guaranty, dated as of September 16, 2009
10.3	Security Agreement, dated as of September 16, 2009
10.4	Secured Convertible Promissory Note, dated September 16, 2009
10.5	Common Stock Purchase Warrant, dated September 16, 2009
10.6	Common Stock Purchase Warrant, dated September 16, 2009
99.1	Press Release dated September 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2009

MEDIS TECHNOLOGIES LTD.

By:	/s/ Stephen Crea
Name: Stephen Crea
Title: Chief Financial Officer